                                                                   Exhibit 10.13

DATED:

Service Agreement

between

Cambridge Management Consulting Holdings Limited as the Company

and

Quentin James Frank Baer
as the Employee

Simmons & Simmons
City Point  One Ropemaker Street  London  EC2Y 9SS
T  020 7628 2020  F  020 7628 2070  DX Box No. 12

                                    CONTENTS

                                                                            Page
                                                                            ----
 1.  Definitions and Interpretation........................................   1

 2.  Appointment...........................................................   3

 3.  Duties................................................................   3

 4.  Remuneration and Expenses.............................................   4

 5.  Place of Work.........................................................   6

 6.  Hours of Work.........................................................   6

 7.  Holidays..............................................................   6

 8.  Illness...............................................................   7

 9.  Confidentiality.......................................................   8

10.  Conflicts of Interest.................................................   9

11.  Intellectual Property.................................................   9

12.  Termination...........................................................  10

13.  Termination of Directorship, Group Reconstruction and Change
      of Control...........................................................  13

14.  Action to be taken upon Termination...................................  14

15.  Restrictions following Termination....................................  14

16.  Share Options.........................................................  16

17.  Statutory Requirements................................................  17

18.  General...............................................................  18

19.  Notices...............................................................  18

20.  Data Protection.......................................................  19

21.  Governing Law and Jurisdiction........................................  19

schedule 1: Bonus Arrangements.............................................  20

THIS AGREEMENT is dated                                                and made
- --------------

BETWEEN:
- --------

(1) CAMBRIDGE MANAGEMENT CONSULTING HOLDINGS LIMITED, ("the Company"), (Registered No. 03114683) whose registered office is at Avalon House, 72 Lower Mortlake Road, Richmond, Surrey TW9 2JY; and

(2) QUENTIN JAMES FRANK BAER, ("the Employee"), of Malverley, East End, Newbury, RG20 OAA.

     IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION
     ------------------------------

1.1 In this Agreement the following words and expressions shall have the following meanings:-

     "Applicable Period": the sum of 365 days and the greater of (i) the
      -----------------
     remainder of the initial fixed term of this Agreement (if any) and (ii) the applicable notice period;

     "Basic Salary": the Employee's salary as specified in or determined in
      ------------
     accordance with Clause 4.1;

     "the Board": the Board of directors of the Company or any Committee of the
      ---------
     Board duly appointed by it;

     "Change in Control" means and shall be deemed to take place when any entity
      -----------------
     (or entities acting in concert) other than CTP Group Companies or any of the directors of the Company (whether acting alone or in concert with any other entity) acquires the ownership or control (directly or indirectly) of more than 50% of the issued ordinary share capital of the Company;

     "Client": any person, concern, undertaking, firm or body corporate or any
      ------
     division, branch or establishment within any such entity responsible for any particular product, service or brand which at any time during the period of 12 months immediately preceding the Termination Date was a customer or client of the Company or any Group Company or to whom the Company has in the three months preceding the Termination Date made a pitch or presentation or other such offer or request to provide services (which has not been finally refused or rejected by the Client) and on or for whose account or business the Employee personally worked or was responsible or in relation to whom or whose products services business or plans the Employee shall have obtained Confidential Information during the periods preceding the Termination Date referred to above;

     "the Commencement Date": the date hereof;
      ---------------------

     "Competitor": any person, concern, undertaking, firm or body corporate which is engaged in or carries on within any part of the Restricted Territories any business which competes with any business of a kind carried on by the Company or by any Group Company at the Termination Date in which the Employee has been involved to a material extent on behalf of the Company or any Group Company at any time within the 12 months immediately preceding the Termination Date;

     "Confidential Information": all and any information not in the public
      ------------------------
     domain (or which comes into the public domain as a result of unauthorised disclosure by the Employee or by any other person who owes the Company or any Group Company an obligation of confidentiality in respect of the information disclosed) concerning the business and/or finances of the Company or any Group Company or any partners or joint venturers of the Company or any Group Company or any Client or Supplier, including, without prejudice to the generality of the foregoing: trade secrets; customer/client lists; contact details of Clients and Suppliers and individuals within Clients and Suppliers; technical information, know how, research and development; financial projections, targets details and accounts; fee levels, pricing policies, commissions and commission charges; budgets, forecasts, reports, interpretations, records and corporate and business plans; planned products and services; marketing and advertising plans, requirements and materials; marketing surveys and research reports and market share and pricing statistics; and computer software and passwords;

     "CTP Group Company": means Cambridge Technology Partners (Massachusetts),
      -----------------
     Inc, of 8 Cambridge Center, Cambridge, Massachusetts 02142, USA ("CTP") and any company controlled by CTP other than the Company and its subsidiaries for the time being;

     "Documents": any document, disc, memory device, notebook, tape or other
      ---------
     medium whether or not eye-readable on which any information may from time to time be recorded;

     "Group Company": any company which is from time to time a holding company
      -------------
     (as defined by Section 736 Companies Act 1985 (as amended by the Companies Act 1989)) of the Company, a subsidiary (as so defined) of the Company or a subsidiary (as so defined) of a holding company (as so defined) of the Company and shall, unless and until such time as there is a Change in Control, include each CTP Group Company;

     "the Group": the Company and all Group Companies;
      ---------

     "Invention": any discovery, invention, secret process, improvement in
      ---------
     procedure, trade mark, design or copyright work made, discovered or produced by the Employee in the course of his employment and which is in connection with or in any way affecting or relating to the business of the Company or any Group Company or capable of being used or adapted for use in connection with the business of the Company or any Group Company;

     "the Restricted Territories": (i) the United Kingdom and the United States
      --------------------------
     and (ii) any country in which the Group carries on any part of its business, or in which it has provided services to Clients, being countries in which the Employee has to a material extent direct or indirect dealings with Clients or prospective clients of the Company or any Group Company or in which he has to a material extent been involved in market research on behalf of the Company or any Group Company because of his duties hereunder during the period of 12 months preceding the Termination Date;

     "Supplier": any person, concern, undertaking, firm or body corporate or any
      --------
     readily identifiable division within any concern, undertaking, firm or body corporate which at any time during the period of 12 months immediately preceding the Termination Date was a supplier to or the introducer of a prospective customer or Clients to the Company or any Group Company and with which the Employee was involved personally in dealings or negotiations on behalf of the Company or any Group Company at any time during that period of 12 months immediately preceding the termination date; and

     "Termination Date": the date on which the Employee's employment under this
      ----------------
     Agreement is terminated.

1.2  In this Agreement (unless the context requires otherwise):-

     (A) any reference to any statute or statutory provision shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision or to any subordinate legislation made under the same from time to time;

     (B)  the singular includes a reference to the plural and vice versa;

     (C)  any reference to a Clause is to a clause of this Agreement; and

     (D) "directly" or "indirectly" shall (without prejudice to the generality of the expression) mean either alone or jointly with any other person, firm or body corporate and whether on his own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person, firm or body corporate.

1.3 The headings contained in this Agreement are for the purpose of convenience only and do not form part of and shall not affect the construction of this Agreement or any part of it.

2.   APPOINTMENT
     ------------

2.1 The Company appoints the Employee and the Employee agrees to serve the Company as Executive Deputy Chairman subject to the terms and conditions of this Agreement.

2.2 The appointment of the Employee shall (subject to the provisions of Clauses 12.1 and 18.4) be for an initial fixed period of one year from the Commencement Date and shall continue thereafter unless and until terminated by either party in accordance with Clause 2.3.

2.3 Either party can terminate this Agreement by giving to the other not less than six months' notice in writing expiring on the first anniversary of the Commencement Date or at any time thereafter, unless the ordinary share capital of the Company has been listed on the London Stock Exchange and at any time after the date of such listing the Company has achieved a market capitalisation of (Pounds)211,000,000 or more, in which case not less than twelve months' notice shall be required.

2.4 The Employee warrants that by entering into these or any other arrangements made or to be made between the Company or any Group Company and him he will not be in breach of any express or implied terms of any contract with or other obligation to any third party binding on him, including without limitation the provisions of any restrictive covenants or confidentiality obligations, arising out of any employment with any other employer or former employer.

3.   DUTIES
     ------

3.1 The Employee shall perform during his employment such duties and exercise such powers in relation to the business of the Company or of any Group Company as may from time to time be assigned to or vested in him by the Board and shall at all times and in all respects conform to and comply with the reasonable directions of and regulations made by the Board. The Employee shall perform such services for any Group Company (without further remuneration except as set out in this Agreement) and shall accept such offices in any such companies as the Board may require.

3.2 The Employee shall during his employment well and faithfully serve the Company and the Group Companies and use his best endeavours to promote, develop and extend their businesses and interests and shall devote substantially all of his working time and attention to the duties of his office.

3.3 The Employee shall carry out his duties and exercise his powers jointly with any other person appointed by the Board to act jointly with him.

4.   REMUNERATION AND EXPENSES
     --------------------------

4.1 The Company shall pay to the Employee by way of remuneration for his services under this Agreement a salary at the rate of (Pounds)319,300 per annum (less such deductions for PAYE and National Insurance contributions as the Company is obliged by law to make), such salary to be reviewed annually in accordance with Clause 4.2(B) below.

4.2  The Basic Salary shall be:-

     (A) payable by equal monthly instalments in arrears on the day appointed by the Board for the payment of employees' salaries or pro rata where the Employee is only employed hereunder during part of a month; and

     (B) reviewed by the Board annually in December for the calendar year commencing the following January, the first such review to take place in December 2000 but so that there shall be no obligation on the Company to increase it.

     The Employee shall not be entitled to any director's or other fees from the Company or any Group Company in respect of any office he may hold with the Company or as nominee or representative of the Company or any Group Company and accordingly either the Employee shall pay over or procure to be paid over to the Company all such fees received or receivable by him or the Employee hereby consents that his remuneration shall be reduced pro tanto.

4.3 The Company shall reimburse the Employee for all reasonable travelling, hotel and other out-of-pocket expenses which are properly and necessarily incurred by him in or about the performance of his duties and for which receipts or other supporting documents (if so required) are provided to the reasonable satisfaction of the Board. The Employee shall be entitled to fly business or such similar class on all flights originating from and terminating in Europe and first or such similar class on all other flights (subject always to availability).

4.4 In addition to the Basic Salary, the Employee shall be entitled to be considered for a discretionary bonus on the basis set out in Schedule 1 hereto.

4.5

     (A) The Company shall provide and maintain (including the costs of servicing, taxing, insuring and fuelling the same and in accordance with the Company's policy regarding the provision of cars) a motor car for the use of the Employee for the performance of his duties. The Employee may at his option in each calendar year elect to receive a cash sum equivalent to 30% of the value of the car to which he may be entitled from time to time, instead of his entitlement to the car.

     (B) The Employee shall be at liberty to use the car for his private purposes but shall take good care of the car and procure that the provisions and conditions of any policy of insurance relating to the car are observed.

     (C) Additionally, the Employee shall comply with any directions from time to time given by the Company with regard to the cars provided by the Company for the use of its staff.

     (D) The Employee agrees and acknowledges that his entitlement to the provision and use of the car subsists only so long as he continues to be employed and shall return the car to the Company immediately upon the termination of his employment under this Agreement. The Employee shall not be entitled to retain the car as a purported set-off or otherwise against any claim by the Employee for damages from the Company.

     (E) The Employee shall ensure that he has a valid driving licence and he shall produce it to the Board if so required. If for any reason the Employee is disqualified from driving, the Employee shall if the Company in its absolute discretion so determines cease to be entitled to the use of the car during the period of disqualification. The Employee shall upon demand return the car to the Company and shall not be entitled to any compensation or payment in lieu in this respect nor shall this action constitute a breach of contract.

     (F) The Employee shall ensure that at all times when the car is driven on a public highway it is in the state and condition required by law and that if so required a current test certificate is in force in respect of it.

4.6 The Company shall provide the Employee with a telephone to be fitted to the car and shall be responsible for all outgoings in respect of such telephone. In addition the Employee is required to install and keep installed in his home a telephone, fax machine and lap-top or PC (as provided to him by the Company) to enable him to perform his duties, and the Company shall be responsible for all outgoings in respect of these items of equipment.

4.7 The Employee and his spouse or partner and children under 18 years of age shall be entitled to participate in any private health care insurance scheme providing benefits for medical and surgical treatment which the Company may from time to time maintain (subject always to the rules of such scheme).

4.8 The Employee shall be entitled during his employment under this Agreement to participate in a scheme of permanent health and disability insurance to be maintained by the Company, providing for the payment to the Employee of 75% of his Basic Salary for any period after that provided for in Clause
     8.1 in which illness or disability prevents him from following his chosen career or occupation, until he reaches the age of 65 (subject always to the rules of such scheme).

4.9 The Company shall during the Employee's employment under this Agreement arrange and pay the premiums of a life insurance scheme or policy which provides for payment to the Employee's nominated dependants of a sum equal to the aggregate of (Pounds)500,000 plus four times the Basic Salary payable to the Employee under Clause 4.1 as at the date of his death together with a pension payable to his spouse equal to two-thirds of the pension to which the Employee would have been entitled pursuant to the pension scheme referred to in Clause 4.10(A).

4.10

     (A) The Employee shall be entitled to continue as a member of the Company's Executive Pension Scheme ("the Scheme") (subject to the rules of the Scheme).

     (B) Provided that, and for so long as, the Employee shall continue as a member of the Scheme (or any other similar scheme established by the Company or the Group in replacement of the Scheme for the purpose of providing pension benefits to employees) the Company shall procure that the pension benefits to which the Employee shall be entitled shall be calculated and paid as if those benefits were not subject to the limitation on remuneration imposed by Section 590C of the Income and Corporation Taxes Act 1988 (or any statutory modification or re-enactment thereof, and as amended from time to time). If and to the extent that the Company is not permitted by law to provide those benefits through the Scheme, the Company shall make such other arrangements as it considers appropriate, whether by a funded or by an unfunded unapproved arrangement, at its sole option. The pension benefits referred to in this paragraph shall be based on the Employee's Basic Salary only, and not upon any other element of his remuneration or benefits.

     (C) If the Company in breach of this Agreement terminates the employee's employment prior to the expiry of the fixed term referred to in Clause 2.2 or without due notice the Company shall (subject to any limits imposed by law) ensure that the actuarial value of the pension benefits to which the Employee is entitled shall be equal to the amount which it would have been if the employment had been terminated at the earliest date permitted by this Agreement.

4.11 The Employee shall be entitled to participate in a split dollar life insurance policy on terms commensurate with the Employee's status and position in accordance with the Company's policy from time to time in force (subject to the rules of such insurance policy).

5.   PLACE OF WORK
     -------------

5.1 The Employee shall perform his duties at any place within the United Kingdom as the Board may require from time to time for the proper performance and exercise of his duties and powers and he may be required to travel abroad on the business of the Company or any Group Company for reasonable periods of time (which may exceed one month in any calendar year).

6.   HOURS OF WORK
     -------------

6.1 Office hours are 9 am to 5 pm Monday to Friday (inclusive). However, the Employee shall conform to such hours of work as may from time to time reasonably be required of him and in any event he shall work such hours as may be necessary for the proper performance of his duties. The Employee shall not be entitled to receive any additional remuneration for working such hours.

7.   HOLIDAYS
     --------

7.1 In addition to statutory bank and other public holidays, the Employee shall be entitled without loss of remuneration to six weeks' holiday in each calendar year to be taken at such time or times as may be approved by the Board. Any entitlement to holiday remaining at the end at any calendar year shall lapse without entitlement to payment in lieu thereof.

7.2 On the expiration or termination of this Agreement, the Employee shall be entitled to holiday pay in respect of holiday accrued pro rata to the number of complete months of service during the calendar year of termination less holiday actually taken.

7.3 Upon termination of the Employee's employment under this Agreement, the Company shall be entitled to deduct from any sum owed by the Company to the Employee a sum representing over payment of salary with respect to holiday which the Employee has taken in excess of his accrued holiday entitlement as at the date of the termination of his employment and the Employee hereby authorises the Company pursuant to the Employment Rights Act 1996 to make such deduction.

8.  ILLNESS
    -------

8.1 The Employee shall continue to be paid his Basic Salary during absence due to any illness, accident or other incapacity (such payment to be inclusive of any statutory sick pay or social security benefits to which he may be entitled) for a total of up to 26 weeks in any period of twelve consecutive months. Thereafter, for a further period of 26 weeks of absence due to illness, accident or other incapacity the Employee shall receive 75% of his Basic Salary (such payment to be inclusive of any statutory sick pay or social security benefits to which he may be entitled). This clause shall operate subject always to the provisions of Clause 12.1(B).

8.2 Immediately following the Employee's return to work after a period of absence of seven days or less which, or any part of which, has not previously been authorised by the Company, the Employee shall on request by the Company complete a self-certification form in such form as the Company may require stating the date of, and the reason for, the Employee's absence, including details of sickness on non-working days, as this information is required by the Company for calculating statutory sick pay entitlement. Self-certification forms will be retained in the Company's records.

8.3 For periods of absence of more than seven consecutive days, the Employee shall, if so required by the Company, produce a doctor's certificate verifying that any absence from work is due to accident or ill-health and in default such absence shall be deemed to be unjustified.

8.4 The Employee may be required at the reasonable request of the Company during the course of his employment to attend a doctor or clinic nominated by the Company for the purpose of a comprehensive medical examination to determine his fitness for continued employment and shall co-operate in ensuring the prompt delivery of the relevant report to the Company. Subject to compliance by the Company with the Access to Medical Reports Act 1988 (if applicable) the Employee hereby authorises the Company pursuant to the Access to Medical Reports Act 1988 to have unconditional access to any report or reports (including copies thereof) prepared as a result of any such examination as the Board may from time to time require.

8.5 If the illness, accident or other incapacity shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable, the Employee shall immediately notify the Board of that fact and of any claim, compromise, settlement or judgment made or awarded in connection with it, shall give to the Board all particulars the Board may reasonably require and shall, if required by the Board, refund all or such part of the sums paid to or for the benefit of the Employee by way of salary, bonus or benefit during the relevant period as the Board may reasonably determine provided that the amount to be refunded shall not exceed the amount of damages or compensation and interest thereon recovered by the Employee less any costs borne by the Employee in connection with the recovery of such damages or compensation and shall not exceed the total remuneration paid to him by way of salary, bonus and benefits in respect of the period of such illness, accident or other incapacity.

9.   CONFIDENTIALITY
     ---------------

9.1 Except in so far as is required for the proper performance of his duties or as expressly authorised by the Company the Employee shall at all times before and after the Termination Date use his best endeavours to prevent the publication, disclosure or unauthorised use of any Confidential Information.

9.2 Except in so far as is required for the proper performance of his duties or as expressly authorised by the Company the Employee shall not at any time before or after the Termination Date:-

     (A) communicate or divulge to any person, concern, undertaking, firm or body corporate or make any use of any Confidential Information which he shall have come to know or have received or obtained at any time by reason of or in connection with his service with the Company or any Group Company;

     (B) copy or reproduce in any form or by or on any medium or device or allow others access to or to copy or reproduce any Documents containing any Confidential Information; or

     (C) remove from the Company's or any Group Company's premises any Documents containing any Confidential Information.

9.3 The Employee shall not be restricted from disclosing (but only to the proper recipient) any Confidential Information which the Employee is required to disclose by law or any order of a court of competent jurisdiction or any relevant regulatory body of competent jurisdiction, provided that the Employee shall, unless prevented by law from so doing, have given prior written notice to the Company of the requirement and of the information to be disclosed and allowed the Company a reasonable opportunity to apply to the relevant Court or body to prevent disclosure before the Employee makes it.

9.4 The Employee acknowledges that all Documents containing or referring to Confidential Information at any time in the Employee's control or possession are and shall at all times remain the absolute property of the Company and the Employee undertakes both during his employment and after the Termination Date:

     (A) to exercise all due care and diligence to avoid any unauthorised publication disclosure or use of any Confidential Information and any Documents containing or referring to it;

     (B) whenever requested by the Company, to deliver up any Confidential Information (including all Documents and all copies of Documents whether or not lawfully made or obtained) or (at the Company's option) to delete Confidential Information from any re-usable medium; and

     (C) to do such things and sign such documents at the expense of the Company as shall be reasonably necessary to give effect to this Clause and/or to provide evidence that this Clause has been complied with.

9.5 The Employee agrees that the restrictions set out in this Clause 9 are without prejudice to any other duties of confidentiality owed to the Company whether express or implied and will remain in force after termination of the employment.

10.   CONFLICTS OF INTEREST
      ---------------------

10.1 The Employee shall not without the previous written consent of the Board during the course of his employment:-

      (A) directly or indirectly engage or be interested in any other business undertaking or activity which would or might reasonably be expected to compete or conflict with the business or interests for the time being of the Company or any Group Company;

      (B) directly or indirectly engage or be interested in any other business undertaking or activity which would or might reasonably require him to disclose any Confidential Information in breach of this Agreement;

      (C) directly or indirectly engage in or be interested in any business other than that of the Company and the Group in a manner or to an extent which would or might materially affect his performance of his duties as a Director of the Company and other Group Companies or his performance of his obligations under this Agreement; or

      (D)  hold any directorship of any company

      save that he may (but without prejudice to Clause 9) be interested as a holder or beneficial owner solely for investment purposes of less than five per cent. of any securities of any company (other than a Competitor) whose securities are listed or quoted on any recognised investment exchange in the United Kingdom.

11.   INTELLECTUAL PROPERTY
      ---------------------

11.1 The Employee shall immediately disclose any Invention to the Company and the Invention shall belong to and be the absolute property of the Company or such Group Company as the Company may nominate for the purpose.

11.2 The Employee shall, at the request and expense of the Company (or its nominee), (whether during or after the termination of this Agreement) apply or join in applying for patents, trade marks or other equivalent protection in the United Kingdom or any other part of the world for any Invention and complete all instruments and do all things necessary for vesting patents, trade marks or other equivalent protection when obtained and all right, title and interest to and in the same in the Company (or its nominee) absolutely and as sole beneficial owner. The Employee hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to complete any such instrument or do any such thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause.

11.3 Until such time as any Invention is fully vested in the Company pursuant to Clause 11.2 the Employee shall hold all rights, title and interest in the Invention in trust for the Company absolutely.

11.4 The Employee acknowledges and agrees that the Employee will not (whether during or after his employment) apply or join in applying for any patent, registered design, trade mark or other equivalent protection in respect of any Invention without the prior written approval of the Company.

11.5  The Employee hereby waives all moral rights as defined in Chapter IV of
      Part I of the Copyright Designs and Patents Act 1988 in any works produced during the period of his employment with the Company in which Copyright is vested in the Company or any Group Company whether by virtue of this Clause or otherwise.

11.6 The Employee further acknowledges that having regard in particular to the nature of the business of the Company and the nature of the Employee's skills, qualifications and expertise:-

      (A) the normal duties of the Employee include the making of Inventions and Inventions may result from the carrying out by the Employee of his duties; and

      (B) because of the nature of the Employee's duties referred to in this Clause and the responsibilities arising from the nature of those duties, the Employee has a special obligation to further the interests of the Company's undertaking.

12.   TERMINATION
      -----------

12.1 The employment of the Employee may be terminated by the Company without notice or payment in lieu of notice:-

      (A) if the Employee shall become of unsound mind or be or become a patient under the Mental Health Act 1983;

      (B) if the Employee shall at any time be prevented by illness or accident or other incapacity from properly performing his duties for a period of three consecutive months or for more than 90 working days in any consecutive 12 months except where such incapacity arises out of the performance of his duties or where the Employee is entitled during his employment to benefit under any such scheme as is referred to in Clause 4.8. In the event that any benefit is payable to the Employee under such a scheme, the Company shall not for so long as such benefit continues to be payable, terminate the employment of the Employee on grounds of illness or incapacity, but any other remuneration payable to the Employee under this Agreement shall be reduced by a sum equal to the amount of such benefit as is paid under the said scheme;

      (C) if the Employee shall have committed either any serious breach or (after warning) repeated or continued any material breach of his obligations under this Agreement or persistently failed or neglected to carry out his duties under this Agreement or failed to maintain a satisfactory standard of conduct or performance within a reasonable time after receiving written warning from the Board relating to the Employee's conduct and/or performance;

      (D) if the Employee shall have been guilty of conduct (whether or not in the course of his employment) tending to bring himself, the Company or any Group Company into disrepute or otherwise to affect prejudicially the interests of the Company or any Group Company;

      (E) if the Employee shall have committed an act of bankruptcy or compounded with his creditors generally;

      (F) if the Employee is convicted of any criminal offence (excluding an offence under the road traffic legislation in the United Kingdom or elsewhere in respect of which a custodial sentence is not imposed on the Employee);

      (G) if the Employee shall be or become prohibited by law from being a director of any company; or

      (H) if for any reason the Employee shall (otherwise than at the request of the Company) resign as a director of the Company.

12.2 If a disciplinary matter arises involving the Employee, the Employee may be suspended on such terms and conditions as the Board of Directors may reasonably determine provided that the Employee's salary and benefits shall not be reduced or withheld.

12.3 Subject to Clause 12.1, the employment of the Employee may be terminated by either party giving to the other notice in accordance with Clause 2.3 above.

12.4 Notwithstanding any other provision, the employment of the Employee shall automatically terminate when the Employee reaches his retirement date on his 65th birthday.

12.5 The termination by the Company of the Employee's employment shall be without prejudice to any claim which the Company may have for damages arising from any breach by the Employee giving rise to such termination.

12.6 In the event that either party gives notice to terminate the employment the Employee agrees:-

      (A) that for a period not exceeding the period of notice in Clause 2.3 the Board may in its absolute discretion require the Employee to perform only such duties as it may allocate to him or not to perform any of his duties and may require him not to have any contact with Clients of the Company or any Group Company nor any contact (other than purely social contact) with such employees of the Company and any Group Company as the Board shall determine and/or may exclude him from any premises of the Company or of any Group Company (without providing any reason therefor); and

      (B) that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Employee have any claim against the Company in respect of any such action;-

      provided always that throughout the period of any such action the Employee's salary and contractual benefits shall not cease to be paid or provided (unless and until his employment shall be terminated).

12.7 The Company may elect to terminate the contract immediately and make a payment in lieu of the remainder of the initial fixed term of this Agreement or any applicable period of notice.

12.8 If the Employee fails to make himself available for work during any period of notice of termination of the Employee's employment, other than at the request of the Company pursuant to Clause 12.6 or with the permission of the Board, the Employee shall not be entitled to any payment of salary or to any benefits in respect of such absence.

12.9 Subject to Clause 12.11, in the event of termination of employment by the Company, other than in accordance with Clause 12.1 or in circumstances in which Clause 13.3 or Clause 12.10 is applicable, the Employee shall be entitled to a severance payment of (after appropriate deductions for tax and national insurance):-

      (A) an amount equal to one year's Basic Salary at the current salary level as at the date of termination;

      (B) the value of the following benefits for the one year period (provided that the Employee is entitled to and is receiving such benefits at the date of termination): company car, car telephone, home telephone, fax and computer, private health insurance, permanent health and disability insurance, life insurance, pension and split dollar life insurance; and

      (C) the bonus which would have been earned during the year in which termination occurs, calculated on the basis of the average of the annual bonus paid to the Employee for each of the two years prior to termination, pro-rated for the portion of year in which termination occurs.

      Payment will be made within 30 days of termination of employment. For the avoidance of any doubt, it is agreed that no discount or deduction shall be made from any payment under this Clause 12.9 to take account of any mitigation on the part of the Employee of the loss arising from the termination of his employment or accelerated receipt of the payment.

12.10 If, in accordance with Clause 2.3, the Company is required to give not less than twelve months' notice of termination of this Agreement, the Employee shall be entitled to be paid in accordance with Clause 12.9, save that the amount under Clause 12.9(A) and the value under Clause 12.9(B) shall be calculated on the basis of six months rather than one year.

12.11 The Employee's entitlement to a severance payment under Clause 12.9 or

12.10 shall be conditional upon the Employee entering into a compromise agreement which satisfies the requirements of Section 203 of the Employment Rights Act 1996 (and/or similar provisions in other legislation) following the termination of the Employee's employment. Under this agreement the Employee will waive all contractual and statutory claims which the Employee has or may have against the Company or any Group Company in the United Kingdom, the United States or anywhere in the world by reason of the Employee's employment, its termination or otherwise. This waiver will not relate to the Employee's accrued pension rights as at the time of termination.

12.12 In the event that the Company terminates the employment other than in accordance with Clause 12.1 or in circumstances in which Clause 13.3 is applicable, and the Employee does not enter into a compromise agreement as described in Clause 12.11 (save where the terms of such agreement are manifestly unfair or unreasonable) the Employee will have no entitlement to any payment save for any in lieu of notice under Clause 12.7 or in respect of accrued holiday under Clause 7.2 (if applicable). For the avoidance of doubt, termination in these circumstances shall constitute a lawful termination of the Employee's employment.

12.13 For the avoidance of doubt, in the event that employment terminates on notice given by the Employee the Employee shall not be entitled on or after termination to any payment by the Company, save as provided for in respect of accrued holiday under Clause 7.2 (if applicable).

13.   TERMINATION OF DIRECTORSHIP, GROUP RECONSTRUCTION AND CHANGE OF CONTROL
      -----------------------------------------------------------------------

13.1  If for any reason the Employee shall either:-

      (A)  resign as a director of the Company; or

      (B)  be removed from office as a director of the Company

      then his employment shall automatically terminate but without prejudice to any claim which either party may have against the other in respect of such termination or any breach of contract or duty giving rise to it.

13.2 If before the expiration or termination of this Agreement, the employment of the Employee shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable (financially and in personal status) than the terms of this Agreement then the Employee shall have no claim against the Company in respect of the termination of his employment for such reason.

13.3

      (A) Subject to Clause 13.3(E), if the Employee's employment is terminated by the Company within one year after a Change in Control, the Employee shall be entitled to be paid by the Company (after appropriate deductions for tax and national insurance):-

           (1) an amount equal to one year's Basic Salary at the current salary level as at the date of termination;

           (2) the value of the following benefits for the one year period (provided that he is entitled to and is receiving such benefits at the date of termination): company car, car telephone, home telephone, fax and computer, private health insurance, permanent health and disability insurance, life insurance, pension, and split dollar insurance; and

           (3) the bonus which would have been earned during the year in which termination occurs, calculated on the basis of the average of the annual bonus paid to the Employee for each of the two years prior to termination, pro-rated for the portion of year in which termination occurs.

     (B) All grants of shares and share options shall become immediately vested and exercisable and all Company rights or obligations to re-purchase shares at other than market value shall immediately expire on the effective date of Change of Control.

     (C) If the Employee is still employed by the Company on the first anniversary of a Change in Control he shall have the right to notify the Company (in accordance with Clause 2.3) within the following 30 days that he is terminating his employment. In the case of such notification and subject to Clause 13.3(E), the Employee shall be paid in accordance with Clause 13.3(A) above as if his employment had been terminated under that provision.

     (D) Payment under this Clause 13.3 will be made within 30 days of termination of employment. For the avoidance of doubt, it is agreed that no discount or deduction shall be made from any payment under this Clause 13.3 to take account of any mitigation on the part of the Employee of the loss arising from the termination of his employment or accelerated receipt of the payment.

     (E) The Employee's entitlement to payment under this Clause 13.3 shall be conditional upon the Employee entering into a compromise agreement which satisfies the requirements of Section 203 of the Employment Rights Act 1996 (and/or similar provisions in other legislation) following the termination of the Employee's employment. Under this agreement the Employee will waive all contractual and statutory claims which the Employee has or may have against the Company or any Group Company in the United Kingdom, the United States or anywhere in the world by reason of the Employee's employment, its termination or otherwise. This waiver will not relate to the Employee's accrued pension rights as at the time of termination.

     (F) In the event that the Employee's employment is terminated by the Company in the circumstances set out at Clause 13.3(A) or by the Employee in accordance with Clause 13.3(C), if the Employee does not enter into a compromise agreement as described at Clause 13.3(E) (save where the terms of such agreement are manifestly unfair or unreasonable) he will have no entitlement to any payment save, in respect of accrued holiday under Clause 7.2 (if applicable) and, in relation to termination by the Company under Clause 13.3(A) only, for any payment made in lieu of notice under Clause 12.7. For the avoidance of doubt, termination in these circumstances shall constitute a lawful termination of the Employee's employment.

14.  ACTION TO BE TAKEN UPON TERMINATION
     -----------------------------------

     Upon the Termination Date:-

14.1 the Employee shall forthwith resign without claim for compensation for loss of office (but without prejudice to any claim he may have against the Company arising out of any breach of this Agreement by the Company) from such offices held by him in the Company and any of the Group Companies and from any other offices he may hold as nominee or representative of the Company or any Group Company and, should he fail to do so, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect to such resignations; and

14.2 the Employee shall immediately deliver to the Company all Documents and copies of Documents (whether or not lawfully obtained), keys, security passes, telephones, faxes, cars, credit cards and other property of the Company or any Group Company or any of their respective customers or clients in his possession or under his control and the Employee shall not retain any copies of the Company's Documents and the Employee shall at the Company's request delete all Confidential Information from any re-usable medium.

15.   RESTRICTIONS FOLLOWING TERMINATION
      ----------------------------------

15.1 The Employee acknowledges that during the course of his employment under this Agreement he will be privy to Confidential Information and he will make maintain and develop personal knowledge of, influence over and valuable personal contacts with

      Clients, Suppliers, staff and third parties. He therefore covenants with the Company that save with the previous express written consent of the Company he will not in the Restricted Territories for the period of one year following the Termination Date directly or indirectly on his own behalf or on behalf of any other person, concern, undertaking, firm or body corporate:-

      (A) deal with in competition with the Company, seek employment or engagement with, be employed or engaged by or engage in business with or be in any way interested in or connected with any Competitor;

      (B) deal with, seek employment or engagement with, be employed or engaged by or engage in business with or work on any account or business of any Client for the purpose of providing to that Client services which are the same as or similar to those which he has been involved in providing to that Client in the 12 months preceding the Termination Date;

      (C) solicit or endeavour to entice away business from any Client for the purpose of providing to that Client services which are the same as or similar to those which he has been involved in providing to that Client in the 12 months preceding the Termination Date;

      (D) interfere or seek to interfere with contractual or other trade relations between the Company or any Group Company and any of its or their Suppliers;

      (E) solicit or endeavour to entice away from the Company or any Group Company any employee, officer or consultant of the Company or any Group Company known personally to the Employee other than secretarial, clerical or junior employees (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) or knowingly employ, assist in or procure the employment by any other person, concern, undertaking, firm or body corporate of any such person; or

      (F) communicate to any person, concern, undertaking, firm or body corporate anything which is intended to or which will or may damage the reputation or good standing of the Company or any Group Company.

15.2 The Employee will not at any time following the Termination Date, save with the previous express written consent of the Company, represent himself as being in any way connected with or interested in the business of the Company or any Group Company.

15.3 If the Employee is entitled to payment under Clause 12.9 or 12.10 or Clause 13.3(A) and has entered into a compromise agreement in accordance with Clause 12.11 or Clause 13.3(E) respectively, for each whole month of a one-year period (commencing on the first anniversary of the Termination
      Date) in which the Employee continues to observe the restrictions set out in Clauses 15.1 and 15.2, the Company shall pay the Employee a sum equal to 1/12th of the severance payment made under Clause 12.9 or Clause 13.3(A) respectively. Payment shall be made monthly in arrear. In the event that before the second anniversary of the Termination Date the Employee ceases to observe any or all of the restrictions contained in Clauses 15.1 or 15.2, no further sum shall be payable by the Company under this Clause and no payment under this Clause will be deemed to have accrued to the Employee from any time after the beginning of the month in which the breach occurs. For the avoidance of doubt, no sum shall be payable under this Clause after the second anniversary of the date of termination.

15.4 In the event that the Company requires the Employee not to perform any of his duties and/or exclude the Employee from the Company's premises ("garden leave") as set out in Clause 12.6 above for some or all of any period of notice, the period of the post termination restrictions set out in Clauses 15.1 and 15.2 will be reduced by the length of the garden leave served prior to the Termination Date.

15.5  The Employee agrees that the restrictions contained in Clauses 15.1 and
      15.2 are reasonable and necessary for the protection of the legitimate interests of the Company and the Group Companies and that, having regard to those interests, those restrictions do not work harshly on him. It is nevertheless agreed that if any of those restrictions shall taken together or separately be held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, or the period or area of application reduced, that restriction shall apply with such deletions as may be necessary to make it valid and effective. The Employee further acknowledges that the restrictions contained in Clauses 15.1 and 15.2 shall apply in relation to all Customers and Suppliers notwithstanding that such Customers and Suppliers may have been introduced to the Company or any Group Company by the Employee before or during his employment with the Company.

15.6 The restrictions contained in each sub-clause of Clause 15.1 shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions.

15.7 If the Company transfers all or any part of its business to a third party ("the transferee") the restrictions contained in this Clause shall with effect from the Employee becoming an employee of the transferee apply to the Employee as if references to the Company include the transferee and references to any Group Company were construed accordingly and as if references to customers, Clients or Suppliers were to, Clients or Suppliers of the Company and/or the transferee and their respective Group Companies.

15.8 The Employee hereby agrees that he will at the request and cost of the Company enter into a direct agreement (if so requested by the Company as a deed) or undertaking with any Group Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions contained in Clause 15 (or such of them as may be appropriate in the circumstances) and Clauses 9.1, 9.2 and 9.4 in relation to such services, information and area and for such period as such company or companies may reasonably require for the protection of its or their legitimate interests. Additionally, the Employee agrees that he will accept the provisions of Clauses 16.4(B) and 18.3 by means of such direct agreement or undertaking.

15.9 Before accepting any offer of alternative employment the Employee undertakes that he shall provide a copy of this Agreement to his prospective new employer.

15.10 The restrictions set out in this Clause 15 are without prejudice to other express or implied duties whether fiduciary or otherwise owed by the Employee to the Company or any Group Company.

16.   SHARE OPTIONS
      -------------

16.1 The Employee shall be eligible to receive share options in accordance with the relevant option plan.

16.2 In the event of the Company terminating the Employee's employment at any time, other than in accordance with Clause 12.1, all grants of shares and share options that would otherwise have become vested and exercisable within the Applicable Period shall become immediately vested and exercisable and all Company rights or obligations to re-purchase shares at other than market value that would otherwise have lapsed or expired within the Applicable Period shall immediately expire on the Termination Date.

16.3 If the Company terminates the Employee's employment at any time in accordance with Clause 12.1, all grants of shares and share options that have not fully vested will immediately expire and no longer be exercisable and all time based restrictions on the Company's rights or obligations to re-purchase shares at other than market value will lapse other than with respect to shares which have already vested as at the Termination Date.

16.4 If the Employee's employment with the Company ceases or is terminated for any reason whatsoever, including by the Employee, at any time before the consummation of an initial public offering of the Company's ordinary shares, all share options which have not vested and which are not deemed vested pursuant to any other provision hereof (including but without limitation Clause 16.2 above) will lapse and:

      (A) the Company shall have the right to repurchase any vested share options at the difference between fair market value and exercise price; and

      (B) CTP shall have the right to repurchase: i) any shares held by the Employee for which vesting restrictions have lapsed or which have been deemed to have lapsed pursuant to any other provision hereof at fair market value and ii) any unvested shares held by the Employee at the Employee's cost.

17.   STATUTORY REQUIREMENTS
      ----------------------

17.1 For the purpose of the Employment Rights Act 1996 as amended, it is hereby further agreed and declared that:-

      (A) the Employee's previous employment with PCH Investments Limited (formerly Peter Chadwick Holdings Limited) and Peter Chadwick Limited shall count as part of his continuous employment with the Company which therefore began on 28 January 1990;

      (B) a contracting out certificate is in force for the purposes of the Social Security Pensions Act 1975 in respect of the Employee;

      (C) the disciplinary and grievance procedures applicable to the Employee's employment are non-contractual and are as set out in the Company's Staff Handbook from time to time; and

      (D)  there are no collective agreements applicable to this Agreement.

17.2 Pursuant to the Employment Rights Act 1996, the Employee authorises the Company to deduct and to retain from any salary or other remuneration (including without limitation any payment made to the Employee in lieu of notice) accrued to him in consideration of his employment by the Company (whether or not actually paid during the continuance of his employment):-

      (A) any pension or other similar contribution owed by the Employee as a consequence of the Employee's membership of the pension scheme referred to in Clause 4.10 above; and

      (B)  any sum due from the Employee to the Company or any Group Company.

18.   GENERAL
      -------

18.1 This Agreement is in substitution for all previous contracts of service or other arrangements relating to his employment (oral or otherwise) between the Employee and the Company or any Group Company, including but not limited to the Service Agreement between (i) Peter Chadwick Holdings Limited and (ii) Quentin James Frank Baer dated 16/11/1995, as supplemented and amended by the Employment Agreement between (i) Cambridge Technology Partners (Massachusetts), Inc, (ii) Peter Chadwick Holdings Limited and (iii) Quentin Baer dated 24/11/1997, which shall be deemed to have been terminated by mutual consent as from the Commencement Date.

18.2 The Employee acknowledges and agrees that he is not entering into this Agreement in reliance on any representation or warranty not expressly set out in this Agreement.

18.3 The Employee hereby waives any subsisting claims that he may have against the Company or any Group Company (including for the avoidance of doubt, all CTP Group Companies) under the arrangements relating to his employment further described at Clause 18.1.

18.4 In the event that the ordinary share capital of the Company does not become listed on the London Stock Exchange on or before 31 December 2002, the terms of this Agreement shall at that date revert to those contained in the Service Agreement between (i) Peter Chadwick Holdings Limited and
      (ii) Quentin James Frank Baer dated 16 November 1995, as supplemented and amended by the Employment Agreement between (i) Cambridge Technology Partners (Massachusetts), Inc, (ii) Peter Chadwick Holdings Limited and
      (iii) Quentin Baer dated 24 November 1997.

18.5 The expiry or termination of this Agreement shall not operate to affect such of the provisions of this Agreement as are expressed to remain in full force and effect notwithstanding such termination.

18.6 This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

19.   NOTICES
      -------

19.1 Any notice to be served in connection with and any notice or other correspondence under or in connection shall be delivered:-

      (A) in the case of the Company, to its registered office for the time being; and

      (B) in the case of the Employee, to his address given or to such other address as may be notified by him in writing or transmitted by facsimile or sent by first class pre-paid mail or delivered by hand in each case to the address as set out above.

19.2 Any such notice or correspondence shall be deemed to have been served as follows:-

      (A) in the case of service by first class mail, on the third business day after the day on which it was posted;

      (B) in the case of delivery or facsimile transmission (subject, in the case of facsimile transmission, to oral confirmation of receipt of all transmitted pages) on the day it is delivered or transmitted provided that if that day is not a business day or, being a business day, transmission delivery or takes place after 5.00 pm, then at 9.00 am on the first business day following delivery or transmission of the notice.

19.3 Subject to Clause 19.2, in proving service by post or delivery it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted to the place to which it was so addressed.

19.4 In this Clause, "business day" means any day other than Saturday, Sunday or any other day which is a public holiday in the place where or to which the notice or correspondence is left or despatched.

20.   DATA PROTECTION
      ---------------

20.1 The Employee consents to the Company and any other Group Company holding and processing, both electronically and manually, the data it collects in relation to the Employee, in the course of the Employee's employment, for the purposes of the Company's administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations and to the transfer, storage and processing by the Group of such data outside the European Economic Area, in particular to and in the United States and any other country in which the Group has offices.

21.   GOVERNING LAW AND JURISDICTION
      ------------------------------

21.1 This Agreement shall be governed by and construed in accordance with the Laws of England.

21.2 The parties to this Agreement submit to the exclusive jurisdiction of the English Courts as regards any claim, dispute or matter arising out of or relating to this Agreement.

EXECUTED by the parties as a deed and delivered on the date set out at the head of this Agreement.

                        SCHEDULE 1: BONUS ARRANGEMENTS


The bonus payable to the Employee in respect of each financial year shall be determined by reference to the matters set out below:-

1. For each financial year of the Company the Employee shall be entitled to be paid by way of bonus up to 75% of the Basic Salary paid pursuant to Clause 4.1 hereof provided that the Board has, in its absolute discretion (which it shall not exercise capriciously or in bad faith), unanimously resolved that there has been substantial progress towards achieving the Company's and the Group's strategic objectives and, in particular, that the Company has achieved its performance relative to the budget for the financial year in question. Such bonus shall be pro rated by reference to the proportion of the financial year during which the Employee is employed.

2. For each financial year of the Company, the Employee shall be entitled to be paid by way of an additional bonus up to 25% of the Basic Salary payable pursuant to Clause 4.1 hereof in the event that the Board shall unanimously resolve, in its absolute discretion (which it shall not exercise capriciously or in bad faith), that such additional bonus should be paid to the Appointee as a result of the exceptional performance of the Company during the financial year in question.

The Board shall decide whether or not to resolve that a bonus payment will be made in respect of a financial year within two months of the end of that financial year. Any bonus that they determine is payable shall be made within 21 days thereafter.



SIGNED as a Deed by CAMBRIDGE   )
MANAGEMENT CONSULTING HOLDINGS  )
LIMITED acting by Jack L. Messman, Chairman ) and Joseph A. LaSala, Jr.

     /s/ Jack L. Messman
     Director

     /s/ Joseph A. LaSala, Jr.
     Director/Secretary



SIGNED as a Deed by QUENTIN     )
JAMES FRANK BAER in the         )       /s/ Quentin Baer
presence of:                    )       /s/ Jan Brown